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                                                                    EXHIBIT 5(d)

                           DEVINE, MILLIMET & BRANCH
                           PROFESSIONAL ASSOCIATION
                              111 AMHERST STREET
                                 P.O. BOX 719
                             MANCHESTER, NH  03105
                                (603) 669-1000

                                          November 3, 1995

The United Illuminating Company
157 Church Street
New Haven, Connecticut  06506

Dear Sirs:

     In connection with the proposed issuance and sale by Meridian Trust Company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") under a Trust Agreement with an equity investor (the "Trust Agreement"), of Seabrook 1 Secured Lease Obligation Bonds (the "Bonds"), such Bonds being secured by, among other things, an assignment of rentals to be paid by the Company under the Facility Lease, dated as of August 1, 1990 between the Owner Trustee, as Lessor, and The United Illuminating Company (the "Company"), as Lessee (the "Lease"), as proposed to be supplemented and amended by a Lease Supplement No. 1 thereto (the "Supplement") substantially in the form filed as
Exhibit 4(e) to the registration statement on Form S-3 (the "Registration Statement") relating to such Bonds under the Securities Act of 1933, as amended, and in connection with the filing of the Registration Statement, we advise you that, in our opinion, when (i) the Supplement and the documents filed as Exhibits 4(c), (g), (k), and (m) to the Registration Statement shall have been duly authorized, executed and delivered by the parties thereto and (ii) the Supplement or notice thereof shall have been recorded in the Rockingham County, New Hampshire Registry of Deeds, the obligations of the Company under the Lease, as supplemented and amended by the Supplement, to make the rental payments specified therein will be valid and binding obligations of the Company.

     We are members of the Bar of the State of New Hampshire and do not hold ourselves out as experts on the laws of any other state. The opinions expressed herein relate only to New Hampshire laws to the extent applicable and not to laws of any other state or the United States.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we also consent to such reference to our firm as may be made in the Registration Statement and in the prospectus constituting a part thereof.

                                           Very truly yours,

                                           DEVINE, MILLIMET & BRANCH
                                           PROFESSIONAL ASSOCIATION

                                           By:  /s/ Frederick J. Coolbroth
                                                --------------------------
                                                Frederick J. Coolbroth